NEW IBERIA, LA – NYSE-MKT:TSH- Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended December 31, 2012, the first quarter of fiscal year 2013.
Earnings for the quarter ended December 31, 2012 amounted to $3.1 million, or $1.49 per diluted share, compared to $1.8 million, or $0.85 per diluted share, for the same quarter in fiscal 2012, an increase of $0.64 per diluted share, or 75.3%.
This quarter included two non-recurring items:  the sale of $46.3 million in mortgage loans, generating a one-time pre-tax gain of $2.0 million, and an accelerated first quarter dividend in the amount of $0.365 per common share.  Excluding the gain on sale of mortgage loans, diluted earnings per share for the first quarter would have been $0.86 per common share.
“We had solid earnings this quarter on top of record EPS for the past four fiscal years,” said Little.  “Our loan sale this quarter helps to re-position our balance sheet, and the accelerated dividend provided some tax relief for our shareholders.  Also, commercial and consumer loan growth was positive this quarter, and the loan pipeline remains strong.”
The Company reported the following points of interest:
•	The Company posted a $1.3 million after-tax gain on the $46.3 million sale of mortgage loans.
•	The Company declared dividends totaling $0.73 per share, including a regular dividend of $0.365 and an accelerated first quarter dividend of $0.365.
•
SmartGrowth Deposits increased 3.3% over the linked quarter and 11.5% compared to a year ago.   SmartGrowth Deposits amounted to 77.7% of total deposits at December 31, 2012, compared to 76.8% at September 30, 2012 and 73.3% a year ago.

•	Checking Account Balances increased 4.8% compared to the linked quarter-end and 16.0% compared to December 31, 2011.
•	The average rate paid on all deposits was 0.53% for the quarter compared to 0.58% for the linked quarter and 0.88% a year ago.

•
Quarterly operating revenue increased to $13.5 million for the current quarter, as compared to $12.1 million in the linked quarter and $11.5 million a year ago, mainly due to the $2.0 million gain on the sale of loans.

•	Tangible book value per share increased to $39.86, an increase of 1.5%, or $0.57, compared to September 30, 2012 and 6.4%, or $2.39, year-over-year.
•	Net charge offs for the quarter amounted to 0.07% of average loans.

Capital
Over the past twelve months, stockholders’ equity increased 4.5% to a record $84.8 million at December 31, 2012, while assets increased 3.2% to $839.7 million.  The tangible equity ratio at December 31, 2012 increased to 9.70%, compared to 9.56% a year ago.  Tangible book value per common share increased to a record $39.86, an increase of 6.4% compared to a year ago.  Risk based capital increased to 14.34% compared to 14.09% a year ago, and the equity to asset ratio increased to 10.09% from 9.97% a year ago.
During the quarter ended December 31, 2012, the Company repurchased 15,034 shares of the Company’s common stock at an average price of $37.66 per share.

QUARTERLY COMPARISON	Dec '12	Sep '12	Jun '12	Mar '12	Dec '11
Stockholders' Equity (in millions)	$84.8	$83.5	$81.7	$82.2	$81.1
Ratio of Equity to Assets	10.09%	9.81%	9.68%	9.90%	9.97%
Basic Earnings Per Share	$1.51	$1.02	$0.84	$0.83	$0.86
Adjusted Earnings Per Share*	$0.86	$1.02	$0.84	$0.83	$0.86
Tangible Equity Ratio	9.70%	9.42%	9.29%	9.50%	9.56%
Total Risk-Based Capital Ratio	14.34%	14.09%	13.79%	14.12%	14.09%
Book Value Per Common Share	$41.65	$41.09	$40.32	$39.68	$39.24
Tangible Book Value Per Common Share	$39.86	$39.29	$38.51	$37.91	$37.47
Total Assets (in millions)	$839.7	$852.0	$843.8	$829.7	$813.5
*Excluding Gain on Loan Sale

Non-Recurring items
The sale of $46.3 million in mortgage loans, the related $1.3 million after tax gain and the acceleration of the first quarter dividend of $0.365 per share were non-recurring items.  While the loan sale consisted primarily of long-term, fixed rate mortgage loans, approximately $10 million of the loans were SmartGrowth mortgage loans.
“We hope to have the loans replaced within a couple of quarters,” said Little.  “We expect to replace them with a healthy mix of commercial, consumer and mortgage loans.”
Asset Quality

The following tables set forth asset quality ratios and allowance for loan loss activity for each of the past five quarters:

Net Charge offs, ALLL, NPAs quarterly comparison	Dec ‘12	Sep ‘12	Jun ‘12	Mar ‘12	Dec '11
Net Charge-offs/Average Loans	0.07%	0.05%	0.08%	0.08%	0.05%
ALLL*/NPLs	87.76%	82.52%	79.63%	74.02%	71.25%
ALLL*/NPAs	81.52%	78.54%	74.54%	71.40%	65.30%
ALLL*/Loans	1.28%	1.27%	1.27%	1.32%	1.33%
NPAs/Assets	1.20%	1.28%	1.34%	1.43%	1.53%
*ALLL figures include specific reserves

The following table sets forth the allowance for loan loss activity for each of the past five quarters.

Allowance for Loan Loss Provision & Charge-offs
QUARTERLY COMPARISON (In 000’s)	Dec '12	Sep '12	June '12	Mar '12	Dec '11
Beginning ALLL	$8,559	$8,411	$8,450	$8,392	$8,331
Provision for Loan Losses	150	500	510	550	350
Net Charge-offs	475	352	549	492	289
Ending ALLL	$8,234	$8,559	$8,411	$8,450	$8,392
Ending ALLL (net of specific reserves)	$8,234	$8,559	$8,411	$8,246	$8,142

The allowance for loan losses was 1.28% of total loans, or $8.2 million, at December 31, 2012 compared to 1.27% of total loans, or $8.6 million, at September 30, 2012 and 1.33% of total loans, or $8.4 million, at December 31, 2011.
           Net charge-offs for the quarter were $0.5 million, or 0.07% of average loans, compared to $0.3 million, or 0.05% of average loans, for the same period a year ago.  For the twelve months ended December 31, 2012, net charge offs were $1.9 million, or 0.29% of average loans, compared to $4.7 million, or 0.78% of loans, for the twelve months ended December 31, 2011.
Non-performing assets decreased slightly to $10.3 million, or 1.20% of total assets, at December 31, 2012 compared to $10.9 million, or 1.28% of total assets, at September 30, 2012 and $12.4 million, or 1.53% of total assets, a year ago. This is primarily due to a decrease in non-accrual loans.

Net Interest Income QUARTERLY COMPARISON (In 000’s)	Dec '12	Sep '12	Jun '12	Mar '12	Dec '11
Interest Income	$9,571	$9,836	$9,725	$9,807	$9,766
Interest Expense	1,832	1,895	1.993	2,111	2,080
Net Interest Income	$7,739	$7,941	$7,732	$7,696	$7,686

Net interest income decreased $0.2 million compared to the linked quarter, primarily due to the sale of loans being offset somewhat by decreases in deposit rates.

Net Interest Margin and Spread quarterly comparison	Dec ‘12	Sep '12	Jun '12	Mar '12	Dec '11
Yield on Earning Assets	4.92%	5.07%	5.10%	5.20%	5.30%
Cost of Interest Bearing Liabilities	1.11%	1.14%	1.23%	1.31%	1.31%
Spread	3.80%	3.93%	3.87%	3.90%	3.99%
Net Interest Margin	3.98%	4.10%	4.06%	4.08%	4.17%

Net interest margin amounted to 3.98% for the three-month period ended December 31, 2012, compared to 4.17% for the three-months ended December 31, 2011.  The decrease was primarily due to lower yields on both loans and investments, offset somewhat by lower deposit rates.
Spread amounted to 3.80% for the three month period ended December 31, 2012, compared to 3.99% for the same period in the previous year.  Compared to the same quarter last year, the average yield on earning assets decreased 38 basis points from 5.30% to 4.92%, while the average cost of funds decreased 20 basis points from 1.31% to 1.11%.
Operating Revenue
Operating revenue for the quarter ended December 31, 2012, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $13.5 million compared to $11.5 million for the same quarter in 2011.  Excluding the impact of the loan sale during the quarter, operating revenue of $11.5 million remained constant as compared to the same quarter in 2011.

The table below reflects the Company’s operating revenues in millions over the past five quarters:

Operating Revenue quarterly comparison (in millions)	Dec '12	Sep '12	Jun '12	Mar '12	Dec '11
Net Interest Income	$7.7	$7.9	$7.7	$7.7	$7.7
Non Interest Income	5.8	4.2	3.7	3.9	3.8
Operating Revenue	$13.5	$12.1	$11.4	$11.6	$11.5

Non-Interest Income
Non-interest income increased to $5.8 million for the quarter, as compared to $4.2 million in the linked quarter and $3.8 million for the same quarter a year ago.  This is mainly due to the $2.0 million gain from the sale of loans.  Non-interest income amounted to 2.73% of average assets for the quarter compared to 1.99% for the linked quarter and 1.88% a year ago.  Excluding the sale of loans, non-interest income was $3.8 million, or 1.80% of average assets.

Non-Interest Income & Expense
quarterly comparison (in thousands)	Dec '12	Sep '12	Jun '12	Mar '12	Dec '11
Interchange fee Income	$826	$847	$917	$843	$778
Other Non-Interest Income	4,986	3,361	2,734	3,038	2,990
Total Non-Interest Income	$5,816	$4,208	$3,651	$3,881	$3,768
Total Non-Interest Income/Avg. Assets	2.73%	1.99%	1.76%	1.89%	1.88%
Non-Interest Expense	$8,752	$8,534	$8,287	$8,445	$8,447
Non-Interest Expense/Avg. Assets	4.11%	4.03%	3.99%	4.11%	4.21%

Non-Interest Expense
For the quarter ended December 31, 2012, non-interest expense was $8.8 million, or 4.11% of average assets, compared to $8.5 million, or 4.03% of average assets, in the linked quarter, which was an increase of 2.6%, primarily due to increases in compensation and marketing expenses.  Compared to the same quarter in fiscal 2011, non-interest expense increased by $0.4 million, or 3.6%, from $8.4 million to $8.8 million, which was primarily due to increases in compensation, marketing, and data processing expenses.

Net Income and Dividends

On November 28, 2012, the Board of Directors declared a $0.365 per share quarterly dividend.  In addition, the Board declared a special, accelerated first quarter dividend of $0.365 per share.  The Company has paid a cash dividend for 70 consecutive quarters.  In view of the special dividend, the Company does not anticipate declaring a dividend for the first calendar quarter of 2013.

QUARTERLY COMPARISON (In 000’s)	Dec ‘12	Sep '12	Jun '12	Mar '12	Dec '11
Dividends Declared Per Share	$0.73	$0.365	$0.365	$0.365	$0.36
Basic Earnings Per Common Share	$1.51	$1.02	$0.84	$0.83	$0.86
Diluted Earnings Per Common Share	$1.49	$1.01	$0.83	$0.82	$0.85

Loans

QUARTERLY COMPARISON (In 000,000’s)	Dec ‘12	Sep '12	Jun '12	Mar '12	Dec '11
SmartGrowth Loans
Consumer	$113.4	$110.2	$109.3	$106.6	$107.4
Commercial	220.5	215.2	216.9	208.6	213.6
Home Equity	42.5	43.2	44.5	46.5	47.3
SmartMortgages	100.8	111.1	106.5	102.2	98.2
Total SmartGrowth Loans	$477.2	$479.7	$477.2	$463.9	$466.5
Mortgage Loans (owner occupied conforming)	165.4	194.7	183.3	177.6	166.1
Total Loans	$642.6	$674.4	$660.5	$641.5	$632.6

Linked Quarter Comparison.  Gross loans receivable decreased to $642.6 million at December 31, 2012 from $674.4 million at September 30, 2012, a decrease of $31.8 million or 4.7% compared to the linked quarter, primarily due to the sale of $46.3 million of one-to four-family mortgages.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans, and consumer loans, were $477.2 million, or 74.3% of total loans, at December 31, 2012, compared to $479.7 million, or 71.1%, at September 30, 2012, a three month decrease of $2.5 million, or 0.5%.
Commercial loan balances at December 31, 2012 amounted to $220.5 million compared to $215.2 million at September 30, 2012, a three month increase of $5.3 million, or 2.5%.  Consumer loan balances at December 31, 2012 amounted to $113.4 million compared to $110.2 million at September 30, 2012, a linked quarter increase of $3.2 million, or 2.9%.
One Year Comparison. Gross loans receivable increased to $642.6 million at December 31, 2012 from $632.6 million at December 31, 2011, a twelve month increase of $10.0 million, or 1.6%.  SmartGrowth Loans increased to $477.2 million at December 31, 2012 from $466.5 million at December 31, 2011, a twelve month increase of $10.7 million, or 2.3%.
Commercial loan balances at December 31, 2012 amounted to $220.5 million compared to $213.6 million at December 31, 2011, a twelve month increase of $6.9 million, or 3.2%.  Consumer loan balances at December 31, 2012 amounted to $113.4 million, compared to $107.4 million at December 31, 2011, a twelve month increase of $6.0 million, or 5.6%.

“We made over $64.2 million in loans this quarter,” said Little, “including $56.6 million in SmartGrowth loans.  The Southwest Louisiana region is a great area with a growing economy and low unemployment.”

Loan Sale

On November 28, 2012, Patrick Little, on behalf of the Company, announced the sale of a portfolio of single-family owner-occupied, performing, fixed rate mortgage loans with a book value of $46.3 million.
The Company recognized a one-time gain of $2.0 million during the quarter associated with the sale of the loans.  The Bank retained servicing of these loans.
The portfolio of sold loans had a weighted average coupon rate of approximately 3.7% and a weighted average remaining term of approximately 170 months.  The yield on average loans was 5.45% for the quarter ended December 31, 2012, as compared to a weighted average coupon rate of 3.7% on the loans sold.
“First, the loan sale gain of $2 million demonstrates the value of our mortgage loan portfolio,” said Little.  “Furthermore, we hope that it will help boost our net interest margin and spread.”

Deposits

QUARTERLY COMPARISON (In 000,000’s)	Dec ‘12	Sep '12	Jun '12	Mar '12	Dec ‘11
SmartGrowth Deposits
Checking	$230.8	$220.3	$218.7	$223.3	$199.0
Money Market	55.0	55.2	52.5	54.8	52.0
Savings	204.2	198.7	198.1	194.9	188.3
Total SmartGrowth Deposits	$490.0	$474.2	$469.3	$473.0	$439.3
Time Deposits	140.6	143.5	146.2	157.5	160.0
Total Deposits	$630.6	$617.7	$615.5	$630.5	$599.3

Linked Quarter Comparison.  Total deposits increased to $630.6 million at December 31, 2012 from $617.7 million at September 30, 2012, a linked quarter increase of $12.9 million, or 2.1%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, increased $15.8 million, or 3.3%, to $490.0 million at December 31, 2012, from $474.2 million at September 30, 2012.
Checking account balances at December 31, 2012 increased $10.5 million, or 4.8%, to $230.8 million from $220.3 million at September 30, 2012.
One Year Comparison. Total deposits increased to $630.6 million at December 31, 2012 from $599.3 million at December 31, 2011, a twelve month increase of $31.3 million, or 5.2%.  Total SmartGrowth Deposits increased $50.7 million, or 11.5%, from $439.3 million at December 31, 2011 to $490.0 million at December 31, 2012.
SmartGrowth Deposits amounted to 77.7% of total deposits as of December 31, 2012, compared to 73.3% at December 31, 2011.
Checking account balances have increased 16.0%, or $31.8 million, in the past 12 months from $199.0 million at December 31, 2011 to $230.8 million at December 31, 2012. Checking account balances at December 31, 2012 accounted for 36.6% of total deposits, compared to 33.2% at December 31, 2011.

Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 70,000 customers.  Teche is the fourth largest publicly traded bank holding company based in Louisiana with over $839 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE MKT.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Dec.	Sep.	Jun.	Mar.	Dec.
Condensed Statements of Income	2012	2012	2012	2012	2011
Interest Income	$9,571	$9,836	$9,725	$9,807	$9,766
Interest Expense	1,832	1,895	1,993	2,111	2,080
Net Interest Income	7,739	7,941	7,732	7,696	7,686
Provision for Loan Losses	150	500	510	550	350
Net Interest Income after
Provision for Loan Losses	7,589	7,441	7,222	7,146	7,336
Non Interest Income	5,812	4,208	3,651	3,881	3,768
Non Interest Expense	8,752	8,534	8,287	8,445	8,447
Income Before Income Taxes	4,649	3,115	2,586	2,582	2,657
Income Taxes	1,577	1,042	854	874	885
Net Income	$3,072	$2,073	$1,732	$1,708	$1,772
Selected Financial Data
Dividends Declared Per Share	$0.73	$0.365	$0.365	$0.365	$0.36
Basic Earnings Per Common Share	$1.51	$1.02	$0.84	$0.83	$0.86
Diluted Earnings Per Common Share	$1.49	$1.01	$0.83	$0.82	$0.85
Annualized Return on Avg. Assets	1.44%	0.98%	0.83%	0.83%	0.88%
Annualized Return on Avg. Equity	14.17%	9.81%	8.28%	8.22%	8.86%
Annualized Return on Avg.
Tangible Equity (1)	14.80%	10.25%	8.67%	8.61%	9.30%
Yield on Interest Earning Assets	4.92%	5.07%	5.10%	5.20%	5.30%
Cost of Interest Bearing Liabilities	1.11%	1.14%	1.23%	1.31%	1.31%
Spread	3.80%	3.93%	3.87%	3.90%	3.99%
Net Interest Margin	3.98%	4.10%	4.06%	4.08%	4.17%
Non-Interest Income/Avg. Assets	2.73%	1.99%	1.76%	1.89%	1.88%
Non-Interest Expense/Avg. Assets	4.11%	4.03%	3.99%	4.11%	4.21%
Quarterly Net Charge-offs/Avg. Loans	0.07%	0.05%	0.08%	0.08%	0.05%
Weighted avg. shares Outstanding
Basic	2,039	2,028	2,055	2,067	2,059
Diluted	2,064	2,061	2,078	2,088	2,078
AVERAGE BALANCE SHEET DATA
Total Assets	$851,126	$846,114	$830,958	$821,582	$803,024
Earning assets	$778,592	$775,399	$762,007	$753,980	$738,111
Loans	$667,191	$665,952	$648,640	$636,356	$621,073
Interest-bearing deposits	$527,476	$521,708	$523,488	$522,420	$513,104
Total deposits	$623,689	$612,785	$617,209	$608,777	$594,376
Total stockholders’ equity	$86,713	$84,525	$83,643	$83,095	$79,993

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$86,713	$84,525	$83,643	$83,095	$79,993
Less average goodwill and other intangible assets,
net of related income taxes	(3,657)	(3,659)	(3,664)	(3,665)	(3,667)
Average Tangible Equity	$83,056	$80,866	$79,979	$79,430	$76,326

Net Income	$3,072	$2,073	$1,732	$1,708	$1,772
Plus Amortization of core deposit
intangibles, net of related income taxes	1	1	2	2	2
Net Income, as adjusted	$3,073	$2,074	$1,734	$1,710	$1,774

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Balance Sheet
(UNAUDITED)

	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011
SmartGrowth Loans
Consumer	$113,365	$110,235	$109,287	$106,596	$107,399
Commercial	220,463	215,212	216,929	208,579	213,659
Home Equity	42,546	43,233	44,513	46,486	47,261
SmartMortgage Loans	100,859	111,072	106,532	102,228	98,221
Total SmartGrowth Loans	477,233	479,752	477,261	463,889	466,540
Mortgage Loans (owner occupied conforming)	165,364	194,650	183,274	177,566	166,088
	642,597	674,402	660,535	641,455	632,628
Allowance for Loan Losses	(8,234)	(8,559)	(8,411)	(8,450)	(8,392)
Loans Receivable, Net	634,363	665,843	652,124	633,005	624,236

Cash and Securities	142,406	124,080	129,750	136,841	130,126
Goodwill and Other Intangibles	3,657	3,659	3,661	3,664	3,667
Foreclosed Real Estate	697	513	625	397	1,012
Other	58,575	57,867	57,608	55,799	54,504
TOTAL ASSETS	$839,698	$851,962	$843,768	$829,706	$813,545

SmartGrowth Deposits
Checking	$230,845	$220,268	$218,717	$223,228	$199,021
Money Market	54,955	55,251	52,478	54,817	52,019
Savings	204,241	198,667	198,042	194,919	188,303
Total Smart Growth Deposits	490,041	474,186	469,237	472,964	439,343
Time Deposits	140,598	143,536	146,227	157,547	159,968
Total Deposits	630,639	617,722	615,464	630,511	599,311

FHLB Advances	117,034	142,751	139,955	110,344	127,621
Other Liabilities	7,258	7,948	6,669	6,682	5,501
Stockholders’ Equity	84,767	83,541	81,680	82,169	81,112
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$839,698	$851,962	$843,768	$829,706	$813,545

Ratio of Equity to Assets	10.09%	9.81%	9.68%	9.90%	9.97%
Tangible Equity Ratio	9.70%	9.42%	9.29%	9.50%	9.56%
Total Risk-Based Capital Ratio	14.34%	14.09%	13.79%	14.12%	14.09%
Book Value per Common Share	$41.65	$41.09	$40.32	$39.68	$39.24
Tangible Book Value Per Common Share (1)	$39.86	$39.29	$38.51	$37.91	$37.47
Shares Outstanding (in thousands)	2,035	2,033	2,026	2,071	2,067
Non-performing Assets/Total Assets	1.20%	1.28%	1.34%	1.43%	1.53%
ALLL/Loans	1.28%	1.27%	1.27%	1.32%	1.33%
ALLL/NPLs	87.76%	82.52%	79.63%	74.02%	71.25%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax affected basis. The amount was calculated using the following information.

Stockholders’ Equity	$84,767	$83,541	$81,680	$82,169	$81,112
Less goodwill and other Intangible
assets, net of related income taxes	(3,656)	(3,655)	(3,658)	(3,654)	(3,657)
Tangible Stockholders’ Equity	$81,111	$79,886	$78,022	$78,515	$77,455

Total Assets	$839,698	$851,962	$843,768	$829,706	$813,545
Less goodwill and other Intangible
assets, net of related income taxes	(3,656)	(3,655)	(3,658)	(3,654)	(3,657)
Total Tangible Assets	$836,042	$848,307	$840,110	$826,052	$809,888

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Annual Balance Sheet
(UNAUDITED)

	Dec. 2012	Dec. 2011	Dec. 2010	Dec. 2009
SmartGrowth Loans
Consumer	$113,365	$107,399	$111,139	$109,899
Commercial	220,463	213,659	208,797	213,505
Home Equity	42,546	47,261	52,182	57,373
SmartMortgage Loans	100,859	98,221	89,389	86,462
Total SmartGrowth Loans	477,233	466,540	461,507	467,239
Mortgage Loans (owner occupied conforming)	165,364	166,088	132,224	135,048
	642,597	632,628	593,731	602,287
Allowance for Loan Losses	(8,234)	(8,392)	(9,953)	(7,744)
Loans Receivable, Net	634,363	624,236	583,778	594,543

Cash and Securities	142,406	130,126	110,405	108,282
Goodwill and Other Intangibles	3,657	3,667	3,682	3,707
Foreclosed Real Estate	697	1,012	2,079	1,128
Other	58,575	54,504	53,757	49,604
TOTAL ASSETS	$839,698	$813,545	$753,701	$757,264

SmartGrowth Deposits
Checking	$230,845	$199,021	$186,240	$170,552
Money Market	54,955	52,019	55,557	80,034
Savings	204,241	188,303	169,326	128,254
Total Smart Growth Deposits	490,041	439,343	411,123	378,840
Time Deposits	140,598	159,968	172,316	196,651
Total Deposits	630,639	599,311	583,439	575,491

FHLB Advances	117,034	127,621	87.756	103,451
Other Liabilities	7,258	5,501	6,009	6,000
Stockholders’ Equity	84,767	81,112	76,497	72,322
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$839,698	$813,545	$753,701	$757,264

Ratio of Equity to Assets	10.09%	9.97%	10.15%	9.55%
Tangible Equity Ratio	9.70%	9.56%	9.71%	9.07%
Total Risk-Based Capital Ratio	14.34%	14.09%	13.79%	12.70%
Book Value per Common Share	$41.65	$39.24	$36.81	$34.49
Tangible Book Value Per Common Share (1)	$39.86	$37.47	$35.04	$32.74
Non-performing Assets/Total Assets	1.20%	1.53%	2.27%	1.58%
ALLL/Loans	1.28%	1.33%	1.68%	1.29%
ALLL/NPLs	87.76%	73.72%	66.36%	72.12%
Shares Outstanding (in thousands)	2,035	2,067	2,078	2,097

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense.

Stockholders’ Equity	$84,767	$81,112	$76,497	$72,322
Less goodwill and other Intangible
assets, net of related income taxes	(3,656)	(3,657)	(3,670)	(3,687)
Tangible Stockholders’ Equity	$81,111	$77,455	$72,827	$68,365

Total Assets	$839,698	$813,545	$753,701	$757,264
Less goodwill and other Intangible
assets, net of related income taxes	(3,656)	(3,657)	(3,670)	(3,687)
Total Tangible Assets	$836,042	$809,888	$750,031	$753,577

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
December 31, 2012	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$17,108	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	20,839	--	0.00%	68	0.3%
All Other
Secured by First Liens	347,104	285	0.08%	2,888	0.8%
Secured by Junior Liens	6,800	--	0.00%	--	0.0%
Multifamily (5+ Dwelling Units)	20,112	--	0.00%	943	4.7%
Nonresidential Property (Except Land)	103,307	--	0.00%	212	0.2%
Land	34,040	121	0.36%	4,714	13.8%
Consumer	19,973	--	0.00%	177	0.9%
Commercial	14,067	121	0.86%	4,537	32.3%
Subtotal – Real Estate Loans	$549,310	$406	0.07%	$8,825	1.6% %

Non-Real Estate Loans:
Commercial Loans	$33,364	$--	0.00%	$14	0.0%
Consumer Loans:
Loans on Deposits	3,431	--	0.00%	50	1.5%
Auto Loans	2,198	13	0.59%	8	0.4%
Mobile Home Loans	38,055	54	0.14%	645	1.7%
Other	16,239	2	0.01%	39	0.2%
Subtotal – Non Real Estate Loans	$93,287	$69	0.07%	$756	0.8%

Gross Loans	$642,597	$475	0.07%	$9,581	1.5%

Non-accruals	$9,177
90 + Days Past Due	404
OREO & Foreclosed	683
Nonperforming Assets (Net)	$10,264
Performing TDRs	--

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
September 30, 2012	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$16,835	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	20,641	--	0.00%	127	0.6%
All Other
Secured by First Liens	383,954	285	0.07%	4,140	1.1%
Secured by Junior Liens	6,892	--	0.00%	181	2.6%
Multifamily (5+ Dwelling Units)	21,248	--	0.00%	--	0.0%
Nonresidential Property (Except Land)	99,347	26	0.03%	810	0.8%
Land	32,652	(4)	0.01%	4,530	13.9%
Consumer	19,340	--	0.00%	186	1.0%
Commercial	13,312	(4)	(0.03%)	4,344	32.6%
Subtotal – Real Estate Loans	$581,569	$307	0.05%	$9,788	1.7% %

Non-Real Estate Loans:
Commercial Loans	$34,032	$--	0.00%	$2	0.0%
Consumer Loans:
Loans on Deposits	3,636	--	0.00%	89	2.4%
Auto Loans	2,112	--	0.00%	21	1.0%
Mobile Home Loans	37,030	30	0.08%	425	1.1%
Other	16,023	15	0.09%	47	0.3%
Subtotal – Non Real Estate Loans	$92,833	$45	0.05%	$584	0.6%

Gross Loans	$674,402	$352	0.05%	$10,372	1.5%

Non-accruals	$10,021
90 + Days Past Due	351
OREO & Foreclosed	490
Nonperforming Assets (Net)	$10,862
Performing TDRs	--

Loans: Linked Quarter Comparison
Average Loan	12/31/2012	12/31/2012	09/30/2012	09/30/2012	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$416,485	4.84%	$419,789	4.95%	$(3,304)	-0.11%
Commercial	136,251	5.25%	135,547	5.40%	704	-0.15%
	552,736	4.94%	555,336	5.06%	$(2,600)	-0.12%

Non-Real Estate Loans
Commercial	$35,093	5.41%	$31,963	5.64%	$3,130	-0.23%
Consumer	79,362	9.05%	78,653	9.21%	709	-0.16%
	114,455	7.93%	110,616	8.18%	3,839	-0.25%

Total All Loans	$667,191	5.45%	$665,952	5.58%	$1,239	-0.13%

Prior Year Comparison
Average Loan Balances & Yields (In 000’s)	12/31/2012 Balance	12/31/2012 Yield	12/31/2011 Balance	12/31/2011 Yield	Change Balance	Change Yield
Real Estate Loans
1-4 Family	$416,485	4.84%	$384,094	5.21%	$32,391	-0.37%
Commercial	136,251	5.25%	132,074	5.64%	4,177	-0.39%
	552,736	4.94%	516,168	5.32%	36,568	-0.38%

Non-Real Estate Loans
Commercial	$35,093	5.41%	$27,258	6.06%	$7,835	-0.65%
Consumer	79,362	9.05%	77,647	9.33%	1,715	-0.28%
	114,455	7.93%	104,905	8.48%	9,550	-0.55%

Total All Loans	$667,191	5.45%	$621,073	5.85%	$46,118	-0.40%

Loans: Linked Quarter Comparison
Average Loan	09/30/2012	09/30/2012	06/30/2012	06/30/2012	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$419,789	4.95%	$407,115	5.03%	$12,674	-0.08%
Commercial	135,547	5.40%	136,402	5.57%	$(855)	-0.17%
Total Real Estate Loans	555,336	5.06%	543,517	5.18%	11,819	-0.12%

Non-Real Estate Loans
Commercial	$31,963	5.64%	$28,206	5.46%	$3,757	0.18%
Consumer	78,653	9.21%	76,917	9.10%	1,736	0.11%
Total Non-Real Estate Loans	110,616	8.18%	105,123	8.13%	5,493	0.05%

Total All Loans	$665,952	5.58%	$648,640	5.63%	$17,312	-0.05%

Loans: Prior Year Comparison
Average Loan	09/30/2012	09/30/2012	09/30/2011	09/30/2011	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$401,968	5.08%	$353,573	5.73%	$48,395	-0.65%
Commercial	135,300	5.51%	131,192	5.63%	4,108	-0.12%
	537,268	5.19%	484,765	5.70%	52,503	-0.51%

Non-Real Estate Loans
Commercial	$28,543	5.79%	$26,211	5.99%	$2,332	-0.20%
Consumer	77,413	9.21%	79,378	9.42%	(1,965)	-0.21%
	105,956	8.29%	105,589	8.57%	367	-0.28%

Total All Loans	$643,224	5.70%	$590,354	6.21%	$52,870	-0.51%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	12/31/2012	12/31/2012	9/30/2012	9/30/2012	Change	Change	%Balance
(In 000's)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$128,492	0.22%	$124,017	0.22%	$4,475	0.00%	3.6%
Non-interest bearing Deposits	96,213	0.00%	91,077	0.00%	5,136	0.00%	5.6%
Checking Total	$224,705	0.12%	$215,094	0.12%	$9,611	0.00%	4.5%

Savings Accounts	$203,181	0.33%	$198,079	0.33%	$5,102	0.00%	2.6%
Money Market Accounts	54,445	0.15%	54,791	0.18%	(346)	-0.03%	-0.6%

Total Smart Growth Deposits	$482,331	0.21%	$467,964	0.22%	$14,367	-0.01%	3.1%

Time Deposits	$141,358	1.62%	$144,821	1.75%	$(3,463)	-0.13%	-2.4%

Total Deposits	$623,689	0.53%	$612,785	0.58%	$10,904	-0.05%	1.8%

FHLB Advances	$131,845	3.04%	$141,565	2.85%	$(9,720)	0.19%	-6.9%

Total Interest-bearing liabilities	$659,321	1.11%	$663,273	1.14%	$(3,952)	-0.03%	-0.6%

Non-interest bearing Deposits	$96,213	0.00%	$91,077	0.00%	$5,136	0.00%	5.6%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	12/31/2012	12/31/2012	12/31/2011	12/31/2011	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$128,492	0.22%	$111,078	0.18%	$17,414	0.04%	15.7%
Non-interest bearing Deposits	96,213	0.00%	81,272	0.00%	14,941	0.00%	18.4%
Checking Total	$224,705	0.12%	$192,350	0.11%	$32,355	0.01%	16.8%

Savings Accounts	$203,181	0.33%	$186,897	0.31%	$16,284	0.02%	8.7%
Money Market Accounts	54,445	0.15%	54,473	0.23%	(28)	-0.08%	-0.1%

Total Smart Growth Deposits	$482,331	0.21%	$433,720	0.21%	$48,611	0.00%	11.2%

Time Deposits	$141,358	1.62%	$160,656	2.24%	$(19,298)	-0.62%	-12.0%

Total Deposits	$623,689	0.53%	$594,376	0.76%	$29,313	-0.23%	4.9%

FHLB Advances	$131,845	3.04%	$120,740	3.15%	$11,105	-0.11	9.2%

Total Interest-bearing liabilities	$659,321	1.11%	$633,844	1.31%	$25,477	-0.20%	4.0%

Non-interest bearing Deposits	$96,213	0.00%	$81,272	0.00%	$14,941	0.00%	18.4%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	09/30/2012	09/30/2012	06/30/2012	06/30/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$124,017	0.22%	$123,851	0.20%	$166	0.02%	0.1%
Non-interest bearing Deposits	91,077	0.00%	93,721	0.00%	(2,644)	0.00%	-2.8%
Checking Total	$215,094	0.12%	$217,572	0.12%	$(2,478)	0.00%	-1.1%

Savings Accounts	$198,079	0.33%	$196,611	0.33%	$1,468	0.00%	0.7%
Money Market Accounts	54,791	0.18%	52,489	0.25%	2,302	-0.07%	4.4%

Total Smart Growth Deposits	$467,964	0.22%	$466,672	0.22%	$1,292	0.00%	0.3%

Time Deposits	$144,821	1.75%	$150,537	1.92%	$(5,716)	-0.17%	-3.8%

Total Deposits	$612,785	0.58%	$617,209	0.64%	$(4,424)	-0.06%	-0.7%

FHLB Advances	$141,565	2.85%	$123,681	3.27%	$17,884	-0.42%	14.5%

Total Interest-bearing liabilities	$663,273	1.14%	$647,169	1.23%	$16,104	-0.09%	2.5%

Non-interest bearing Deposits	$91,077	0.00%	$93,721	0.00%	$(2,644)	0.00%	-2.8%

Interest-bearing Liabilities: Average Quarter Balances
Average balances	09/30/2012	09/30/2012	09/30/2011	09/30/2011	Change	Change	%Balance
(In 000's)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$124,017	0.22%	$108,579	0.14%	$15,438	0.08%	14.2%
Non-interest bearing Deposits	91,077	0.00%	87,454	0.00%	3,623	0.00%	4.1%
Checking Total	$215,094	0.12%	$196,033	0.08%	$19,061	0.04%	9.7%

Savings Accounts	$198,079	0.33%	$191,840	0.33%	$6,239	0.00%	3.3%
Money Market Accounts	54,791	0.18%	54,787	0.30%	4	-0.12%	0.0%

Total Smart Growth Deposits	$467,964	0.22%	$442,660	0.22%	$25,304	0.00%.	5.7%

Time Deposits	$144,821	1.75%	$165,284	2.25%	$(20,463)	-0.50%	-12.4%

Total Deposits	$612,785	0.58%	$607,944	0.77%	$4,841	-0.19%	0.8%

FHLB Advances	$141,565	2.85%	$92,514	3.93%	$49,051	-1.08%	53.0%

Total Interest-bearing liabilities	$663,273	1.14%	$613,004	1.36%	$50,269	-0.22%	8.2%

Non-interest bearing Deposits	$91,077	0.00%	$87,454	0.00%	$3,623	0.00%	4.1%

Quarter-End Loan Quality Details
December 31, 2012	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$14,067	$4,537	32.3%	$--	0.0%	$9,530	67.7%
Commercial Construction	7,486	--	0.0%	367	4.9%	7,119	95.1%
Commercial Real Estate	123,418	3,389	2.7%	863	0.7%	119,166	96.6%
Commercial Non Real Estate	33,364	157	0.5%	227	0.7%	32,980	98.8%
Total Commercial	$178,335	$8,083	4.5%	$1,457	0.8%	$168,795	94.7%

Residential Loans
Residential Construction	$9,622	$--	0.0%	$--	0.0%	$9,622	100.0%
Residential	376,546	4,252	1.1%	325	0.1%	371,969	98.8%
Total Residential	$386,168	$4,252	1.1%	$325	0.1%	$381,591	98.8%

Consumer Loans
Mobile Homes	$38,055	$576	1.5%	$--	0.0%	$37,479	98.5%
Consumer Other	41,840	291	0.7%	195	0.5%	$41,354	98.8%
Total Consumer	$79,895	$867	1.1%	$195	0.2%	$78,833	98.7%

Total All Loans	$644,398	$13,202	2.0%	$1,977	0.3%	$629,219	97.6%

Quarter-End Loan Quality Details
September 30, 2012	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$13,312	$4,658	35.0%	$17	0.1%	$8,637	64.9%
Commercial Construction	7,357	--	0.0%	370	5.0%	6,987	95.0%
Commercial Real Estate	120,558	3,524	2.9%	872	0.7%	116,162	96.4%
Commercial Non Real Estate	34,032	154	0.5%	50	0.1%	33,828	99.4%
Total Commercial	$175,259	$8,336	4.8%	$1,309	0.7%	$165,614	94.5%

Residential Loans
Residential Construction	$9,478	$--	0.0%	$--	0.0%	$9,478	100.0%
Residential	413,500	4,561	1.1%	328	0.1%	408,611	98.8%
Total Residential	$422,978	$4,561	1.1%	$328	0.1%	$418,089	98.8%

Consumer Loans
Mobile Homes	$37,030	$424	1.1%	$--	0.0%	$36,606	98.9%
Consumer Other	41,110	254	0.6%	176	0.4%	$40,680	99.0%
Total Consumer	$78,140	$678	0.9%	$176	0.2%	$77,286	98.9%

Total All Loans	$676,377	$13,575	2.0%	$1,813	0.3%	$660,989	97.7%